Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

Date:

068755.0002

Miluna Acquisition Corp

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Miluna Acquisition Corp, Company Number 422740 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal adviser to the Company in connection with the Company’s registration statement on Form S-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) on 27 August 2026 (the Registration Statement) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the Company’s proposed business combination transaction with Kukugan Invest (Kukugan), and CADV Venture S.A., a wholly owned subsidiary of Kukugan (CADV), on the terms set out in the business combination agreement dated as of 23 April 2026 (the Business Combination Agreement), by and among the Company, Kukugan and CADV. Pursuant to the terms of the Business Combination Agreement and the Plan of Merger (as defined in Schedule 1), Kukugan will merge with and into the Company, with the Company continuing as the surviving company, as a result of which CADV shall become a wholly-owned subsidiary of the surviving company (the Business Combination, and the effective time of the Business Combination, the Effective Time). Following the Effective Time, the Company will be renamed Kukugan Corp and is referred to herein as PubCo. The Registration Statement includes a related proxy statement/prospectus and provides, in part, for the registration of up to 11,194,692 class A ordinary shares of a par value of US$0.0001 each of PubCo (the PubCo Class A Ordinary Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Authorised Share Capital. Based on our review of the Restated M&A (as defined in Schedule 1), the authorised share capital of PubCo, with effect from the date that the Restated M&A becomes effective, will be US$57,500 divided into 575,000,000 shares of par value of US$0.0001 each, comprising (i) 555,000,000 class A ordinary shares of a par value of US$0.0001 each and (ii) 20,000,000 class B ordinary shares of a par value of US$0.0001 each.

3	Valid Issuance of the PubCo Class A Ordinary Shares. The allotment and issue of the PubCo Class A Ordinary Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of PubCo, the PubCo Class A Ordinary Shares will be validly issued, fully paid and non-assessable.

4	Cayman Islands Law. The statements under the headings “Material Tax Considerations – Cayman Islands Tax Considerations”, “Cayman Islands Exempted Company Considerations” and “Description of Pubco Securities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm in the Registration Statement under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	A copy of the certificate of incorporation of the Company dated 24 June 2025;

2	A copy of the amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 28 August 2025 and effective immediately prior to the completion of the initial public offering of the Company’s ordinary shares (the M&A);

3	A copy of the second amended and restated memorandum and articles of association of the Company to be adopted by a special resolution and to be effective upon the Effective Time (the Restated M&A);

4	A copy of the register of members provided to us on 26 August 2026;

5	A copy of the register of directors and officers of the Company provided to us on 26 August 2026;

6	A copy of executed written resolutions of the directors of the Company dated [●] (the Resolutions);

7	A certificate of good standing dated 26 August 2026 in respect of the Company issued by the Registrar of Companies in the Cayman Islands;

8	A certificate issued by a director of the Company dated [●], a copy of which is attached hereto (the Director’s Certificate);

9	The Registration Statement;

10	The Business Combination Agreement; and

11	The form of plan of merger, to be signed by the Company as the surviving company and Kukugan as the merging company (the Plan of Merger).

(items 1 to 7 above collectively referred to as the Corporate Documents and items 1 to 11 above collectively referred to as the Documents)

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Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

4	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of the directors, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents and, in particular, that the entry into and performance of the transactions contemplated under the Registration Statement will not cause any of the parties thereto to be in breach of any agreement or undertaking.

7	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

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Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of PubCo Class A Ordinary Shares, that a shareholder shall not, in respect of the relevant PubCo Class A Ordinary Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

6	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

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Schedule A

Director’s Certificate

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